Exhibit 3.2
PURE EARTH, INC.
(A DELAWARE CORPORATION)
SECOND AMENDED AND RESTATED BYLAWS
ARTICLE I OFFICES
Section 1.01 Registered Office and Registered Agent. The registered office of the corporation in the State of Delaware shall be as set forth in the Certificate of Incorporation, or at such other city and county in Delaware as shall be specified from time to time by a resolution of the Board of Directors of the corporation (the “Board of Directors”). The registered agent of the corporation in the State of Delaware shall be as set forth in the Certificate of Incorporation, or such other person or entity as shall be specified from time to time by a resolution of the Board of Directors.
Section 1.02 Other Offices. The corporation may have other offices at such places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.
ARTICLE II CORPORATE SEAL
Section 2.01 Corporate Seal. The Board of Directors may adopt a corporate seal. Said seal may be used by causing it or a facsimile thereof to be impressed, affixed, reproduced or otherwise.
ARTICLE III STOCKHOLDERS’ MEETINGS
Section 3.01 Place of Meetings. Meetings of the stockholders of the corporation may be held at such place, either within or without the State of Delaware, as may be determined from time to time by the Board of Directors. If the Board of Directors has not fixed a place for the holding of the meeting in accordance with this Section 3.01, such meeting shall be held at the principal place of business of the corporation.
Section 3.02 Quorum; Withdrawal During Meeting; Adjournment. Unless otherwise required by law, the ~~Amended and Restated~~ Certificate of Incorporation of the corporation, as it may be amended, restated or amended and restated from time to time (the “Certificate of Incorporation”), or these Second Amended and Restated Bylaws (the “Bylaws”), the holders of a majority of the stock issued and outstanding and entitled to vote at any meeting of stockholders, present in person or represented by proxy, shall constitute a quorum at any such meeting of stockholders. Where there is a required quorum present when any duly organized meeting convenes, the stockholders present may continue to transact business until adjournment, notwithstanding the subsequent withdrawal of sufficient stockholders or proxies to reduce the total number of voting shares below the number of shares required for a quorum. Where a separate vote by a class or classes or series is required, except where otherwise provided by the Delaware General Corporation Law (the “DGCL”) or by the Certificate of Incorporation or these Bylaws, a majority of the outstanding shares of such class or classes or series, present in person or represented by proxy duly authorized, shall constitute a quorum entitled to take action with respect to that vote on that matter.

Notwithstanding other provisions of the Certificate of Incorporation or these Bylaws, the chairman of the meeting of stockholders or the holders of a majority of the issued and outstanding stock entitled to vote at such meeting, present in person or represented by proxy, at any meeting of stockholders, whether or not a quorum is present, shall have the power to adjourn such meeting from time to time, without any notice other than announcement at the meeting of the time and place of the holding of the adjourned meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at such meeting. At such adjourned meeting at which a quorum shall be present or represented by proxy, any business may be transacted which might have been transacted at the meeting as originally called. If a quorum is present at the original duly organized meeting of stockholders, it is also present at an adjourned session of such meeting.
Section 3.03 Annual Meetings. The annual meeting of the stockholders of the corporation, for the purpose of election of directors to succeed those whose terms expire and for the transaction of such other business as may properly be considered at the meeting, shall be held at such place, within or without the State of Delaware, on such date and at such time as the Board of Directors shall fix and set forth in the notice of the meeting. No business may be conducted at the annual meeting of stockholders except in accordance with the procedures set forth in Section 3.09 of these Bylaws.
Section 3.04 Special Meetings. Unless otherwise provided in the Certificate of Incorporation, special meetings of the stockholders for any proper purpose or purposes may be called at any time by (i) the Chairman of the Board, (ii) the Chief Executive Officer, (iii) the President or (iv) a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented for adoption). No business may be conducted at a special meeting of stockholders except in accordance with the procedures set forth in Section 3.09 of these Bylaws.
Section 3.05 Record Date.
(a) In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, subject to applicable law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b) In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
Section 3.06 Notice of Meetings. Except as otherwise provided by law, notice, given in writing or by electronic transmission, of each meeting of stockholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting, such notice to specify the place, if any, date and hour, in the case of special meetings, the purpose or purposes of the meeting, by which stockholders and proxy holders may be deemed to be present in person and vote at any such meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the corporation. Notice of the time, place, if any, and purpose of any meeting of stockholders may be waived in writing, signed by the person entitled to notice thereof, or by electronic transmission by such person, either before or after such meeting, and will be waived by any stockholder by his attendance thereat in person or by proxy, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.
Section 3.07 List of Stockholders. The Secretary shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the corporation. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation. The list shall be open to examination of any stockholder during the time of the meeting as provided by law.
Section 3.08 Voting; Inspectors; Elections.
(a) For the purpose of determining those stockholders entitled to vote at any meeting of the stockholders, except as otherwise provided by law or provided in the Certificate of Incorporation, only persons in whose names shares stand on the stock records of the corporation on the record date, as provided in Section 3.05 of these Bylaws, shall be entitled to vote at any meeting of stockholders. Every person entitled to vote shall have the right to do so either in person or by an agent or agents authorized by a proxy granted in accordance with the DGCL. An agent so appointed need not be a stockholder. No proxy shall be voted after three (3) years from its date of creation unless the proxy provides for a longer period.

(b) Unless otherwise required by law or provided in the Certificate of Incorporation, each stockholder shall, on each matter submitted to a vote at a meeting of stockholders, have one vote for each share of capital stock entitled to vote thereon that is registered in his name on the record date for such meeting.
(c) At any meeting of stockholders at which a vote is to be taken, the chairman of the meeting shall appoint one or more inspectors, each of whom shall sign an oath or affirmation to faithfully execute the duties of inspector with strict impartiality and according to the best of his ability. The inspectors shall receive the ballots, count the votes and make and sign a certificate of the result thereof. The chairman of the meeting may appoint any person to serve as inspector, except that no candidate for the office of director shall be appointed as an inspector.
(d) Except as otherwise provided by the DGCL, applicable stock exchange rules, the Certificate of Incorporation or these Bylaws:
(1) in all matters other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote generally on the subject matter shall be the act of the stockholders;
(2) directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote generally on the election of directors; and
(3) where a separate vote by a class or classes or series is required, the affirmative vote of the majority (plurality, in the case of the election of directors) of shares of such class or classes or series present in person or represented by proxy at the meeting shall be the act of such class or classes or series.
(e) Unless otherwise provided in the Certificate of Incorporation, cumulative voting for the election of directors shall be prohibited.
Section 3.09 Business to be Brought Before Stockholders’ Meetings.
(a) Notice of Stockholder Proposals.
(1) At any annual meeting of stockholders of the corporation, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly and timely brought before the meeting by any stockholder of the corporation in compliance with the notice procedures and other provisions of this Section 3.09(a).

(2) For business to be properly brought before an annual meeting by a stockholder, such business, as determined by the Chairman of the Board or such other person as is presiding over the meeting, must be a proper subject for stockholder action under the DGCL, and such stockholder (i) must be a stockholder of record on the date of the giving of the notice provided for in this Section 3.09(a) and on the record date for the determination of stockholders entitled to vote at such annual meeting, (ii) must be entitled to vote at such annual meeting, and (iii) must comply with the notice procedures set forth in this Section 3.09(a). In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the corporation.
(3) To be timely, a stockholder’s notice must be delivered to, or mailed and received by, the Secretary at the principal executive offices of the corporation not earlier than the one hundred fiftieth (150th) calendar day, and not later than the close of business on the one hundred twentieth (120th) calendar day, prior to the first anniversary of the immediately preceding year’s annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is more than thirty (30) calendar days earlier or more than sixty (60) calendar days later than such anniversary date, notice by the stockholder in order to be timely must be so delivered or received not later than the tenth (10th) calendar day following the earlier of (i) the day on which public disclosure of the date of such annual meeting is first made, and (ii) the receipt by such stockholder of actual notice of the date of such annual meeting. For purposes of this Section 3.09(a) of these Bylaws, public disclosure shall be deemed to include a disclosure made in a press release reported by the Dow Jones News Services, Reuters, Associated Press or a comparable national news service, in a document filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act, or in a notice pursuant to the applicable rules of an exchange on which the securities of the corporation are listed. In no event shall the public announcement of a postponement of the mailing of the notice for such annual meeting or of an adjournment or postponement of the annual meeting to a later date or time commence a new time period for the giving of a stockholder’s notice as described above.
(4) To be in proper written form, a stockholder’s notice to the Secretary shall set forth in writing, as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting, including the text of the proposal or business and the text of any resolutions proposed for consideration, (ii) the reasons for conducting such business at the annual meeting, (iii) the name and record address, as they appear on the corporation’s stock ledger, of such stockholder and the name and address of any Stockholder Associated Person (as defined in Section 3.09(a)(6)), (iv) the class and series and number of shares of each class and series of capital stock of the corporation which are owned beneficially and/or of record by such stockholder and/or any Stockholder Associated Person, and the date or dates such shares were acquired and the investment intent of such acquisition (which information shall be supplemented not later than ten (10) calendar days after the record date for the meeting to disclose such ownership as of the record date), (v) a description of all arrangements or understandings between such stockholder and/or any Stockholder Associated Person, and any other person or persons (naming such person or persons) in connection with the proposal of such business by such stockholder, (vi) any material interest of such stockholder and/or any Stockholder Associated Person in such business, individually or in the aggregate, including any anticipated benefit to the stockholder or any Stockholder Associated Person therefrom, (vii) a representation from the stockholder as to whether the stockholder or any Stockholder Associated Person intends or is part of a group which intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to approve or adopt the proposal and/or (B) otherwise to solicit proxies in support of such proposal, (viii) a representation that such stockholder is a holder of record of stock of the corporation entitled to vote at such meeting, that such stockholder intends to vote such stock at such meeting, and that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting, (ix) whether and the extent to which any hedging transaction has been engaged in by or on behalf of such stockholder or any Stockholder Associated Person with respect to any shares of stock of the corporation, without regard to whether such transaction is required to be reported on a Schedule 13D in accordance with the Exchange Act, (x) whether and the extent to which any agreement, arrangement or understanding has been made, the effect or intent of which is to increase or decrease the voting power of such stockholder or such Stockholder Associated Person with respect to any shares of the capital stock of the corporation, without regard to whether such transaction is required to be reported on a Schedule 13D in accordance with the Exchange Act, (xi) in the event that such business includes a proposal to amend the Certificate of Incorporation and/or the Bylaws of the corporation, the language of the proposed amendment, and (xii) such other information regarding each matter of business to be proposed by such stockholder, regarding the stockholder in his or her capacity as a proponent of a stockholder proposal, or regarding any Stockholder Associated Person, (A) as would be required to be included in a proxy statement or other filings required to be made in connection with solicitations of proxies pursuant to Section 14 of the Exchange Act (or pursuant to any law or statute replacing such section), and the rules and regulations promulgated thereunder (I) by the corporation, as to such stockholder, any Stockholder Associated Person or the business desired to be brought by such stockholder before the annual meeting, or (II) by the stockholder, assuming such stockholder were to conduct a solicitation of proxies pursuant to such Section 14; and (B) as may be required by the rules and regulations of any stock exchange or other quotation system upon which any class of securities of the corporation is then listed or quoted.
(5) If the information submitted pursuant to this Section 3.09(a) by any stockholder proposing business for consideration at an annual meeting shall be inaccurate to any material extent, such information may be deemed not to have been provided in accordance with this Section 3.09(a). Upon written request by the Secretary, the Board of Directors or any committee thereof, any stockholder proposing business for consideration at an annual meeting shall provide, within seven (7) business days of delivery of such request (or such other period as may be specified in such request), written verification, satisfactory in the discretion of the Board of Directors, any committee thereof or any authorized officer of the corporation, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this Section 3.09(a). If a stockholder fails to provide such written verification within such period, the information as to which written verification was requested may be deemed not to have been provided in accordance with this Section 3.09(a).

(6) For purposes of this Section 3.09(a) and Section 3.09(b) of these Bylaws, the following definitions shall be applicable:
(i) beneficial ownership in the corporation’s capital stock shall include, in addition to the definition of beneficial ownership contained in Rule 13d-3 of the Exchange Act (or any successor rule or regulation), any direct or indirect pecuniary interest in the corporation’s capital stock;
(ii) business day shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close;
(iii) close of business shall mean 5:00 p.m., Eastern Time;
(iv) hedging of the corporation’s capital stock shall mean any transaction or series of transactions that has been entered into, or any other agreement, arrangement or understanding (including, but not limited to, any borrowing or lending of shares or any short interest) that has been made, the effect or intent of which is to mitigate loss to or manage the risk or benefit of share price changes with respect to any shares of the capital stock of the corporation;
(v) pecuniary interest in the corporation’s capital stock shall include, but not be limited to, the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the corporation’s capital stock;
(vi) indirect pecuniary interest in the corporation’s capital stock shall include, but not be limited to, (a) any derivative instrument which includes the opportunity, directly or indirectly, to profit or share in any profit derived from any increase in the value of the corporation’s capital stock, including a person’s right to acquire the corporation’s capital stock through the exercise or conversion of any derivative instrument, whether or not presently exercisable, (b) a general partner’s proportionate interest in the corporation’s capital stock held by a general or limited partnership, (c) a person’s right to dividends that is separated or separable from the corporation’s capital stock, (d) shares of the corporation’s capital stock held by members of a person’s immediate family, and (e) a person’s interest in the corporation’s capital stock that is held by a trust;
(vii) derivative instrument shall include, but not be limited to, any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to the value of the corporation’s capital stock, or similar instrument with a value derived in whole or in part from the value of the corporation’s capital stock, whether or not such instrument or right shall be subject to settlement in the corporation’s capital stock or otherwise;
(viii) immediate family shall include any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships;
(ix) short interest in the corporation’s capital stock shall mean that the person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the corporation’s capital stock; and
(x) Stockholder Associated Person of any stockholder shall mean (a) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (b) any beneficial owner of shares of stock of the corporation owned of record or beneficially by such stockholder, and (c) any person controlling, controlled by or under common control with such Stockholder Associated Person.

(7) No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 3.09(a).
(8) Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, the Chairman of the Board or other person presiding at an annual meeting shall have the power and duty (i) to determine whether any business proposed to be brought before the meeting was properly brought before the meeting in accordance with the procedures set forth in this Section 3.09(a), including whether the stockholder or the Stockholder Associated Person, if any, on whose behalf the proposal is solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s proposal in compliance with such stockholder’s representation as required by this Section 3.09(a) and (ii) if any proposed business was not brought in compliance with this Section 3.09(a), to declare that such proposal is defective and shall be disregarded.
(9) In addition to the provisions of this Section 3.09(a), a stockholder shall also comply with all applicable requirements of state law and all applicable requirements of the Exchange Act, and the rules and regulations thereunder, with respect to the matters set forth herein.
(10) Nothing in this Section 3.09(a) shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act, or (ii) of the holders of any series of preferred stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.
(11) Notwithstanding anything in this Section 3.09(a) to the contrary, a stockholder intending to nominate one or more persons for election as a director at an annual meeting must comply with Section 3.09(b) of these Bylaws for any such nomination to be properly brought before such meeting.
(12) This Section 3.09(a) as well as Section 3.09(b) and Section 3.09(c) of these Bylaws have been adopted by action of the corporation’s Board of Directors subsequent to the issuance by the Chancery Court of the State of Delaware of its opinions in JANA Master Fund, Ltd. v. CNET Networks, Inc., 2008 WL 660556 (Del. Ch. Mar. 13, 2008), affirmed by C.A. No. 3447 (Del. Supr. Ct. May 13, 2008), and in Levitt Corp. v. Office Depot, Inc., C.A. No. 3622-VCN, slip op. (Del. Ch. Apr. 14, 2008). The Board of Directors of the corporation, in approving and adopting this Section 3.09(a) and Section 3.09(b) of these Bylaws, (i) took notice of these two opinions and the narrow construction and narrow interpretation accorded to the advance notice and advance nomination provisions at issue in such opinions, and (ii) specifically intended that such a narrow construction and narrow interpretation be avoided should the construction, interpretation and/or enforceability of Section 3.09(a) and/or Sections 3.09(b) and 3.09(c) of these Bylaws ever be contested, disputed, arbitrated, litigated and/or judicially opined on.

(13) Notwithstanding any other provision of these Bylaws, and notwithstanding the fact that a lesser percentage may be specified by law, any amendment, alteration, repeal or rescission of, or the adoption of any provisions inconsistent with, this Section 3.09(a), Section 3.09(b) and/or Section 3.09(c) shall require either (i) the affirmative vote of not less than three-fourths (75%) of the total number of authorized directors on the Board of Directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented for adoption); or (ii) the affirmative vote of the holders of the corporation’s capital stock representing not less than three-fourths (75%) of the votes which all stockholders would be entitled to cast at any election of directors held at a meeting of the stockholders called for that purpose; provided that notice of such proposed amendment, alteration, repeal or rescission is included in the notice of such meeting, which shall also include, without limitation, the text of any such proposed amendment or alteration and/or any resolution calling therefor or for any repeal or rescission.
(b) Notice of Nominations by Stockholders.
(1) Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, dissolution or winding up, nominations for the election of directors may be made (i) by or at the direction of the Board of Directors or a committee appointed by the Board of Directors, or (ii) by any stockholder of the corporation (a) who is a stockholder of record on the date of the giving of the notice provided for in this Section 3.09(b), on the record date for the determination of the stockholders entitled to vote at such meeting and at the time of the annual meeting of stockholders, (b) who is entitled to vote at the meeting for the election of directors, and (c) who complies with the notice procedures set forth in this Section 3.09(b). In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the corporation.
(2) To be timely, a stockholder’s notice of nomination must be delivered to, or mailed and received by, the Secretary at the principal executive offices of the corporation not earlier than the one hundred fiftieth (150th) calendar day, and not later than the close of business on the one hundred twentieth (120th) calendar day, prior to the first anniversary of the immediately preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is more than thirty (30) calendar days earlier or more than sixty (60) calendar days later than such anniversary date, notice by the stockholder in order to be timely must be so delivered or received not later than the tenth (10th) calendar day following the earlier of (i) the day on which public disclosure of the date of such annual meeting is first made, and (ii) the receipt by such stockholder of actual notice of the date of such annual meeting. For purposes of this Section 3.09(b), public disclosure shall be deemed to include a disclosure made in a press release reported by the Dow Jones News Services, Reuters, Associated Press or a comparable national news service, in a document filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act, or in a notice pursuant to the applicable rules of an exchange on which the securities of the corporation are listed. In no event shall the public announcement of a postponement of the mailing of the notice for such annual meeting or of an adjournment or postponement of the annual meeting to a later date or time commence a new time period for the giving of a stockholder’s notice as described above.

(3) To be in proper written form, a stockholder’s notice of nomination to the Secretary shall set forth in writing:
(i) as to each person whom the stockholder proposes to nominate for election or reelection as a director (a) the name, age, business address and residence address of the person, (b) the principal occupation and employment of the person, (c) the class and series and number of shares of each class and series of capital stock of the corporation which are owned beneficially or of record by the person (which information shall be supplemented not later than ten (10) calendar days after the record date for the meeting to disclose such ownership as of the record date), (d) the person’s executed written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected, (e) any other information relating to the person that would be required to be disclosed (A) in a proxy statement or other filing required to be made in connection with solicitations of proxies for election of directors, or is otherwise required, pursuant to Section 14 of the Exchange Act (or pursuant to any law or statute replacing such section), and the rules and regulations promulgated thereunder, or (B) by the rules and regulations of any stock exchange or other quotation system upon which any class of securities of the corporation is then listed or quoted, (f) a representation from the stockholder as to whether the stockholder or any Stockholder Associated Person intends or is part of a group which intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to elect the person proposed as a nominee and/or (2) otherwise to solicit proxies in support of the election of such person, and (g) a written statement executed by the person acknowledging that, as a director of the corporation, he or she will owe fiduciary duties, under the DGCL, exclusively to the corporation and its stockholders and no fiduciary duties to any specific stockholder or group of stockholders; and
(ii) as to the stockholder giving the notice (a) the name and record address of such stockholder, as they appear on the corporation’s stock ledger, and the name and address of any Stockholder Associated Person (as defined in Section 3.09(a)(6)), (b) the class and series and number of shares of each class and series of capital stock of the corporation which are owned beneficially and/or of record by such stockholder and/or any Stockholder Associated Person, and the date or dates such shares were acquired and the investment intent of such acquisition (which information shall be supplemented not later than ten (10) calendar days after the record date for the meeting to disclose such ownership as of the record date), (c) a description of all arrangements or understandings between such stockholder and/or any Stockholder Associated Person and each proposed nominee and any other person or persons (naming such person or persons) pursuant to which the nomination(s) are to be made by such stockholder, (d) any material interest of such stockholder and/or any Stockholder Associated Person in the election of such proposed nominee, individually or in the aggregate, including any anticipated benefit to the stockholder or any Stockholder Associated Person therefrom, (e) a representation that such stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and that such stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons named in its notice, (f) whether and the extent to which any hedging transaction has been engaged in by or on behalf of such stockholder or any Stockholder Associated Person with respect to any shares of stock of the corporation, without regard to whether such transaction is required to be reported on a Schedule 13D in accordance with the Exchange Act, (g) whether and the extent to which any agreement, arrangement or understanding has been made, the effect or intent of which is to increase or decrease the voting power of such stockholder or such Stockholder Associated Person with respect to any shares of the capital stock of the corporation, without regard to whether such transaction is required to be reported on a Schedule 13D in accordance with the Exchange Act, and (h) any other information relating to such stockholder, in his or her capacity as a proponent of a stockholder nomination, or any Stockholder Associated Person that would be required to be disclosed (A) in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors, or is otherwise required, pursuant to Section 14 of the Exchange Act (or pursuant to any law or statute replacing such section) and the rules and regulations promulgated thereunder, or (B) by the rules and regulations of any stock exchange or other quotation system upon which any class of securities of the corporation is then listed or quoted.

(4) In addition to the information required above, the corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the corporation.
(5) If the information submitted pursuant to this Section 3.09(b) by any stockholder proposing a nominee for election as a director at an annual meeting shall be inaccurate to any material extent, such information may be deemed not to have been provided in accordance with this Section 3.09(b). Upon written request by the Secretary, the Board of Directors or any committee thereof, any stockholder proposing a nominee for election as a director at an annual meeting shall provide, within seven (7) business days of delivery of such request (or such other period as may be specified in such request), written verification, satisfactory in the discretion of the Board of Directors, any committee thereof or any authorized officer of the corporation, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this Section 3.09(b). If a stockholder fails to provide such written verification within such period, the information as to which written verification was requested may be deemed not to have been provided in accordance with this Section 3.09(b).
(6) Notwithstanding anything in these Bylaws to the contrary, no person shall be eligible for election at an annual meeting as a director of the corporation unless nominated in accordance with the procedures set forth in this Section 3.09(b).
(7) Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, the Chairman of the Board or other person presiding at an annual meeting shall have the power and duty (i) to determine whether any nomination proposed to be brought before the meeting was properly made in accordance with the procedures set forth in this Section 3.09(b), including whether the stockholder or the Stockholder Associated Person, if any, on whose behalf the nomination is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee in compliance with such stockholder’s representation as required by this Section 3.09(b), and (ii) if any proposed nomination was not made in compliance with this Section 3.09(b) to declare that such defective nomination is null and void and shall be disregarded.
(8) Notwithstanding anything in this Section 3.09(b) to the contrary, in the event that the number of directors to be elected to the Board of Directors at an annual meeting of the stockholders is increased and there is no public disclosure, naming all of the nominees for directors or specifying the size of the increased Board of Directors, by the corporation at least ninety (90) calendar days prior to the first anniversary of the date of the immediately preceding annual meeting, a stockholder’s notice required by this Section 3.09(b) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the corporation not later than the close of business on the tenth (10th) calendar day following the earlier of the day that the stockholder first received actual notice of such increase and the day on which such public disclosure is first made by the corporation.

(9) In addition to the provisions of this Section 3.09(b), a stockholder shall also comply with all applicable requirements of state law and all applicable requirements of the Exchange Act, and the rules and regulations thereunder, and the rules and regulations of any exchange or quotation system on which any class of the corporation’s securities is then listed or quoted, with respect to the matters set forth herein.
(c) Special Meetings of Stockholders.
(1) Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation’s notice of meeting.
(2) Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected (i) pursuant to the corporation’s notice of meeting, (ii) by or at the direction of the Board of Directors, or (iii) provided that the Board of Directors has determined that directors shall be elected at such special meeting, by any stockholder of the corporation who (a) is a stockholder of record at the time of giving of notice provided for in Section 3.09(b) of these Bylaws, (b) is a stockholder of record on the record date for the determination of the stockholders entitled to vote at such special meeting, (c) is a stockholder of record at the time of such special meeting, and (d) complies with the notice procedures set forth in this Section 3.09(c).
(3) In the event the corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, a stockholder who complies with Section 3.09(c)(2) of these Bylaws may nominate a person or persons (as the case may be) for election to such position as specified in the corporation’s notice of meeting if they give timely notice thereof in proper written form to the Secretary of the corporation as provided hereinafter.
(4) To be timely and in proper form, the stockholder’s notice of nomination with respect to a special meeting must comply with Section 3.09(b)(3) of these Bylaws and must be delivered to the Secretary of the corporation at the principal executive office of the corporation not later than the close of business on the tenth (10th) calendar day following the earlier of the day that the stockholder first received actual notice of the date of the special meeting and the nominees proposed by the Board of Directors to be elected at such meeting and the day on which such public disclosure is first made by the corporation. In no event shall the public announcement of a postponement of the mailing of the notice for such special meeting or of an adjournment or postponement of the special meeting to a later date or time commence a new time period for the giving of a stockholder’s notice as described above.

(5) If the information submitted pursuant to this Section 3.09(c) by any stockholder proposing a nominee for election as a director at a special meeting shall be inaccurate to any material extent, such information may be deemed not to have been provided in accordance with this Section 3.09(c). Upon written request by the Secretary, the Board of Directors or any committee thereof, any stockholder proposing a nominee for election as a director at a special meeting shall provide, within seven (7) business days of delivery of such request (or such other period as may be specified in such request), written verification, satisfactory in the discretion of the Board of Directors, any committee thereof or any authorized officer of the corporation, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this Section 3.09(c). If a stockholder fails to provide such written verification within such period, the information as to which written verification was requested may be deemed not to have been provided in accordance with this Section 3.09(c).
(6) Notwithstanding anything in these Bylaws to the contrary, no person shall be eligible for election at a special meeting as a director of the corporation unless nominated in accordance with the procedures set forth in this Section 3.09(c). The Chairman of the Board or other person presiding at an annual meeting shall have the power and duty to determine whether any nomination proposed to be brought before a special meeting was properly made in accordance with the procedures set forth in this Section 3.09(c) and, if any proposed nomination was not made in compliance with this Section 3.09(c), or if the stockholder solicits proxies in support of such proposed nomination without having made the representation required by this Section 3.09(c), to declare that such defective nomination is null and void and shall be disregarded.
(7) In addition to the provisions of this Section 3.09(c), a stockholder shall also comply with all applicable requirements of state law and all applicable requirements of the Exchange Act, and the rules and regulations thereunder, with respect to the matters set forth herein.
Section 3.10 Conduct of Stockholders’ Meetings.
(a) At every meeting of stockholders, the Chairman of the Board, if there be one, shall serve as chairman of the meeting and conduct the meeting or, in the case of a vacancy in the office or absence of the Chairman of the Board, the Vice Chairman of the Board (in order of seniority if more than one), or, in the absence of all such Vice Chairmen, one of the following officers present shall serve as chairman of the meeting and conduct the meeting in the order stated: the Chief Executive Officer, the President, the Executive Vice Presidents or Senior Vice Presidents in their order of seniority, or the Secretary, or, in the absence of such officers, a chairman chosen by the stockholders entitled to cast a majority of the votes which all stockholders present in person or by proxy are entitled to cast.
(b) The Secretary, or, in the Secretary’s absence, an Assistant Secretary, or in the absence of both the Secretary and Assistant Secretaries, a person appointed by the chairman of the meeting shall serve as secretary of the meeting. In the event that the Secretary presides at a meeting of the stockholders, an Assistant Secretary shall record the minutes of the meeting.
(c) At any meeting of stockholders, the time of the opening and the closing of the polls for each matter upon which the stockholder will vote at a meeting, the order of business and all other matters of procedure shall be determined by the chairman of the meeting.

(d) The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations and procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation (i) the establishment of an agenda for the meeting, (ii) restricting admission to the time set for the commencement of the meeting, (iii) limiting attendance at the meeting to stockholders of record of the corporation entitled to vote at the meeting, their duly authorized proxies or other such persons as the chairman of the meeting may determine, (iv) limiting participation at the meeting on any matter to stockholders of record of the corporation entitled to vote on such matter, their duly authorized proxies or other such persons as the chairman of the meeting may determine to recognize and, as a condition to recognizing any such participant, requiring such participant to provide the Chairman with evidence of his or her name and affiliation, whether her or she is a stockholder or a proxy for a stockholder, and the class and series and number of shares of each class and series of capital stock of the corporation which are owned beneficially and/or of record by such stockholder, (v) restricting entry to the meeting after the time fixed for the commencement thereof, (vi) limiting the time allotted to questions or comments by participants, (vii) determining when the polls should be opened and closed for voting, (viii) taking such actions as are necessary or appropriate to maintain order, decorum, safety and security at the meeting, (ix) removing any stockholder who refuses to comply with meeting procedures, rules or guidelines as established by the chairman of the meeting, (x) recessing or adjourning the meeting to a later date, time and place announced at the meeting by the chairman, and (xi) complying with any state and local laws and regulations concerning safety and security.
(e) Unless otherwise determined by the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.
Section 3.11 Action Without a Meeting. No action shall be taken by the stockholders except at an annual or special meeting of stockholders called in accordance with these Bylaws, and no action shall be taken by the stockholders by written consent.
ARTICLE IV DIRECTORS
Section 4.01 Power; Number; Term of Office. The powers of the corporation shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed by or under, the direction of the Board of Directors, and subject to the restrictions imposed by law or the Certificate of Incorporation, they may exercise all the powers of the corporation.
Unless otherwise provided in the Certificate of Incorporation, the number of directors that shall constitute the Board of Directors shall be determined from time to time by resolution of the Board of Directors (provided that no decrease in the number of directors that would have the effect of shortening the term of an incumbent director may be made by the Board of Directors). Each director shall hold office for the term for which he is elected and thereafter until his successor shall have been elected and qualified, or until his earlier death, resignation or removal.
Unless otherwise provided in the Certificate of Incorporation, directors need not be stockholders or residents of the State of Delaware.

Section 4.02 Classification of Directors. The directors shall be divided into classes as provided in the Certificate of Incorporation.
Section 4.03 Quorum; Required Vote for Director Action. Unless otherwise required by law or in the Certificate of Incorporation or these Bylaws, a majority of the total number of directors shall constitute a quorum for the transaction of business of the Board of Directors and the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.
Section 4.04 Vacancies in the Board of Directors. Unless otherwise provided in the Certificate of Incorporation, vacancies in the Board of Directors, including vacancies resulting from an increase in the number of directors, shall be filled exclusively by the affirmative vote of at least a majority of the remaining members of the Board, even though less than a quorum, and not by the stockholders, and each person so elected shall hold office until his or her successor shall have been duly elected and qualified, except in the event of his or her earlier resignation, removal or disqualification. A vacancy in the Board of Directors shall be deemed to exist under this Section 4.04 in the case of the death, removal or resignation of any director. Any director chosen to fill a vacancy shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director’s successor shall have been elected.
Section 4.05 Chairman of the Board. The Board of Directors shall choose from among their members a Chairman of the Board, who shall preside at the meetings of the Board and perform such other duties as may be prescribed by the Board of Directors. In the discretion of the Board of Directors, the Chairman of the Board may, but need not, be an officer of the corporation.
Section 4.06 Removal. ~~Any one or more directors or the entire Board of Directors may be removed only for cause and only by the affirmative vote of seventy-five percent (75%) of shares present in person or represented by proxy at the meeting and entitled to vote.~~A director may be removed from office at any time only for Cause (as defined herein) by the affirmative vote of the holders of not less than two-thirds of the outstanding stock of the Corporation entitled to vote, voting together as a single class, at a duly called and convened annual or special meeting of stockholders. For purposes hereof, “Cause” shall mean (i) a final conviction of a felony involving moral turpitude or (ii) willful misconduct that is materially and demonstrably injurious economically to the Corporation. For purposes of the foregoing definition of “Cause,” no act, or failure to act, by a director shall be considered “willful” unless committed in bad faith and without a reasonable belief that the act or failure to act was in the best interest of the Corporation or any Affiliate of the Corporation. “Cause” shall not exist unless and until the Corporation has delivered to the director a written notice of the act or failure to act that constitutes “Cause” and, if cure is possible, such director shall not have cured such act or omission within 90 days after the delivery of such notice. As used in this Section 4.06, the term “Affiliate” has the meaning given such term under Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Section 4.07 Resignations of Directors. Any director may resign at any time by delivering his or her notice in writing or by electronic transmission to the Secretary, such resignation to specify whether it will be effective at a particular time, upon receipt by the Secretary or at the pleasure of the Board of Directors. If no such specification is made, it shall be deemed effective at the pleasure of the Board of Directors.
Section 4.08 Compensation of Directors. No director shall be entitled to any salary as such, but directors shall be entitled to such compensation for their services, in the form of cash or equity of the corporation, or a combination thereof as may be approved by the Board of Directors from time to time, including, if so approved, a reasonable annual fee for acting as a director and for chairing a committee of the Board of Directors and a reasonable fee to be paid each director for his or her services in attending meetings of the Board of Directors or committees thereof.
Section 4.09 Regular Meetings. Regular meetings of the Board of Directors shall be held on such day, at such hour, and at such place, consistent with applicable law, as the Board shall from time to time designate or as may be designated in any notice from the Secretary calling the meeting. Notice need not be given of regular meetings of the Board of Directors which are held at the time and place designated by the Board of Directors. If a regular meeting is not to be held at the time and place designated by the Board of Directors, notice of such meeting, which need not specify the business to be transacted thereat and which may be either oral or written, shall be given by the Secretary to each member of the Board at least twenty-four (24) hours before the time of the meeting.
Section 4.10 Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors and shall be called whenever a majority of the members of the Board so request in writing. A special meeting of the Board of Directors shall be deemed to be any meeting other than the regular meeting of the Board of Directors. Notice of the time and place of every special meeting, which need not specify the business to be transacted thereat and which may be either oral or written, shall be given by the Secretary to each member of the Board at least twenty-four (24) hours before the time of such meeting.
Section 4.11 Waiver of Notice. The transaction of all business at any meeting of the Board of Directors, or any committee thereof, however called or noticed, or wherever held, shall be as valid as though it had been transacted at a meeting duly held after regular call and notice, if a quorum be present and if, either before or after the meeting, each of the directors not present who did not receive notice shall sign a written waiver of notice or shall waive notice by electronic transmission. All such waivers shall be filed with the corporate records or made a part of the minutes of the meeting.
Section 4.12 Reports and Records. The reports of officers and committees and the records of the proceedings of all committees shall be filed with the Secretary of the corporation and presented to the Board of Directors, if practicable, at its next regular meeting. The Board of Directors shall keep complete records of its proceedings in a minute book kept for that purpose. When a director shall request it, the vote of each director upon a particular question shall be recorded in the minutes.

Section 4.13 Action Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and such writing or writings or transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
Section 4.14 Committees. The following committees of the Board of Directors may be established by the Board of Directors in addition to any other committee the Board of Directors may in its discretion establish: (a) Executive Committee; (b) Audit Committee; (c) Compensation Committee; and (d) Nominating and Corporate Governance Committee. The term “independent,” as used in Sections 4.14, 4.15 and 4.16 of these Bylaws, shall have the meaning prescribed under rules and regulations promulgated by the Securities and Exchange Commission or the listing standards of any stock exchange or quotation system on which the corporation’s securities are listed or quoted, each to the extent applicable to the corporation.
Section 4.15 Executive Committee. If established by the Board of Directors, the Executive Committee shall consist of at least two (2) directors. Meetings of the Executive Committee may be called at any time by the Chairman of the Executive Committee and shall be called whenever two (2) or more members of the Executive Committee so request in writing. The Executive Committee shall have and exercise the authority of the Board of Directors in the management of the business of the corporation between the dates of regular meetings of the Board.
Section 4.16 Audit Committee. If established by the Board of Directors, the Audit Committee shall be subject to the following requirements:
(a) the Audit Committee shall consist of at least three (3) directors, all of whom shall be Independent and one of whom shall be an audit committee financial expert;
(b) meetings of the Audit Committee may be called at any time by the Chairman of the Audit Committee and shall be called whenever two (2) or more members of the Audit Committee so request in writing; and
(c) the Audit Committee shall have the authority, powers and responsibilities as the Board of Directors shall set forth in a resolution of the Board of Directors or an Audit Committee Charter;
provided, however, that the Audit Committee need not be subject to the provisions set forth in Section 4.15(a) above to the extent not required by applicable law, any rule or regulation promulgated by the Securities and Exchange Commission, or the listing standards of any stock exchange or quotation system on which the corporation’s securities are listed or quoted.

Section 4.17 Compensation Committee. If established by the Board of Directors, the Compensation Committee shall be subject to the following requirements:
(a) the Compensation Committee shall consist of at least two (2) directors, all of whom shall be Independent;
(b) meetings of the Compensation Committee may be called at any time by the Chairman of the Compensation Committee and shall be called whenever two (2) or more members of the Compensation Committee so request in writing; and
(c) the Compensation Committee shall determine the compensation of executive officers and shall have the authority, powers and responsibilities as the Board of Directors shall set forth in a resolution of the Board of Directors or a Compensation Committee Charter;
provided, however, that the Compensation Committee need not be constituted of Independent directors if not required by applicable law, any rule or regulation promulgated by the Securities and Exchange Commission, or the listing standards of any stock exchange or quotation system on which the corporation’s securities are listed or quoted:
Section 4.18 Nominating and Corporate Governance Committee. If established by the Board of Directors, the Nominating and Corporate Governance Committee shall be subject to the following requirements:
(a) the Nominating and Corporate Governance committee shall consist of at least three (3) directors, all of whom shall be Independent;
(b) meetings of the Nominating and Corporate Governance Committee may be called at any time by the Chairman of the Nominating and Corporate Governance Committee and shall be called whenever two (2) or more members of the Nominating and Corporate Governance Committee so request in writing; and
(c) the Nominating and Corporate Governance Committee shall have the authority, powers and responsibilities as the Board of Directors sets forth in a resolution of the Board of Directors or a Nominating and Corporate Governance Committee Charter;
provided, however, that the Nominating and Corporate Governance Committee need not be constituted of Independent directors if not required by applicable law, any rule or regulation promulgated by the Securities and Exchange Commission, or the listing standards of any stock exchange or quotation system on which the corporation’s securities are listed or quoted:
Section 4.19 Appointment of Committee Members. The Board of Directors shall appoint or shall establish a method of appointing the members of the Executive Committee, Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and of any other committee established by the Board of Directors, and the Chairman of each such committee, to serve until the next annual meeting of stockholders.
Section 4.20 Organization and Proceedings. Each committee of the Board of Directors shall effect its own organization by the appointment of a Secretary and such other officers, except the Chairman, as it may deem necessary. The Secretary of the Executive Committee shall be the Secretary of the corporation, but the Secretary of the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and of any other committee need not be the Secretary of the corporation. A record of the proceedings of all committees shall be kept by the Secretary of such committee and filed and presented as provided in Section 4.10 of these Bylaws.

Section 4.21 Absent or Disqualified Committee Members. In the absence or disqualification of any member of any committee established by the Board of Directors, the members thereof who are present at any meeting of such committee and are not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another director to act at such meeting in the place of such absent or disqualified member, subject to the requirements of applicable law, any rule or regulation promulgated by the Securities and Exchange Commission, or the listing standards of any stock exchange or quotation system on which the corporation’s securities are listed or quoted:
Section 4.22 Absentee Participation in Meetings. A director may participate in a meeting of the Board of Directors or a meeting of a committee established by the Board of Directors by use of a conference telephone or similar communications equipment, by means of which all persons participating in the meeting can hear each other.
ARTICLE V OFFICERS
Section 5.01 Officers. The officers of the corporation shall be a Chief Executive Officer, a President, a Secretary and a Chief Financial Officer (or Treasurer). The corporation may have such other officers, including Vice Presidents, and assistant officers as the Board of Directors may from time to time deem advisable. The same individual may hold any two (2) or more offices. The following officers shall be elected by the Board of Directors at the time, in the manner and for such terms as the Board of Directors from time to time shall determine: President, Secretary and Chief Financial Officer (or Treasurer). The Board of Directors, Chairman of the Board, President or Chief Executive Officer may appoint such other officers and assistant officers as he may deem advisable, who shall hold office for such periods as they shall determine. Any officer may be removed at any time, with or without cause, and regardless of the term for which such officer was elected.
Section 5.02 Chief Executive Officer. The Chief Executive Officer shall have general supervision of all of the departments and business of the corporation; he or she shall prescribe the duties of the other officers and employees and see to the proper performance thereof. The Chief Executive Officer shall be responsible for having all orders and resolutions of the Board of Directors carried into effect. The Chief Executive Officer shall execute on behalf of the corporation and may affix or cause to be affixed a seal to all authorized documents and instruments requiring such execution, except to the extent that signing and execution thereof shall have been delegated to some other officer or agent of the corporation by the Board of Directors or by the Chief Executive Officer. In the absence or disability of the Chairman of the Board or his or her refusal to act, the Chief Executive Officer shall preside at meetings of the Board. In general, the Chief Executive Officer shall perform all the duties and exercise all the powers and authorities incident to his or her office or as prescribed by the Board of Directors.

Section 5.03 President. The President shall perform such duties as are incident to his or her office or prescribed by the Board of Directors or the Chief Executive Officer. In the event of the absence or disability of the Chief Executive Officer or his or her refusal to act, the President shall perform the duties and have the powers and authorities of the Chief Executive Officer. The President shall execute on behalf of the corporation and may affix or cause to be affixed a seal to all authorized documents and instruments requiring such execution, except to the extent that signing and execution thereof shall have been delegated to some other officer or agent of the corporation by the Board of Directors or the President.
Section 5.04 Vice Presidents. The Vice Presidents shall perform such duties, do such acts and be subject to such supervision as may be prescribed by the Board of Directors, the Chief Executive Officer or the President. In the event of the absence or disability of the Chief Executive Officer and the President or their refusal to act, the Vice Presidents, in the order of their rank, and within the same rank in the order of their seniority, shall perform the duties and have the powers and authorities of the Chief Executive Officer and President, except to the extent inconsistent with applicable law.
Section 5.05 Secretary. The Secretary shall act under the supervision of the Chief Executive Officer and President or such other officer as the Chief Executive Officer or President may designate. Unless a designation to the contrary is made at a meeting, the Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all of the proceedings of such meetings in a book to be kept for that purpose, and shall perform like duties for the standing committees when required by these Bylaws or otherwise. The Secretary shall keep a seal of the corporation, and, when authorized by the Board of Directors, Chief Executive Officer or the President, cause the seal to be affixed to any documents and instruments requiring it. The Secretary shall perform such other duties as may be prescribed by the Board of Directors, Chief Executive Officer, President or such other supervising officer as the Chief Executive Officer or President may designate.
Section 5.06 Chief Financial Officer (or Treasurer). The Chief Financial Officer (or Treasurer) shall act under the supervision of the Chief Executive Officer and President or such other officer as the Chief Executive Officer or President may designate. The Chief Financial Officer shall have custody of the corporation’s funds and such other duties as may be prescribed by the Board of Directors, Chief Executive Officer, President or such other supervising officer as the Chief Executive Officer or President may designate.
Section 5.07 Assistant Officers. Unless otherwise provided by the Board of Directors, each assistant officer shall perform such duties as shall be prescribed by the Board of Directors, Chief Executive Officer, President or the officer to whom he or she is an assistant. In the event of the absence or disability of an officer or his or her refusal to act, his or her assistant officers shall, in the order of their rank, and within the same rank in the order of their seniority, have the powers and authorities of such officer.
Section 5.08 General Powers. The officers are authorized to do and perform such corporate acts as are necessary in the carrying on of the business of the corporation, subject always to the directions of the Board of Directors.

ARTICLE VI SHARES OF CAPITAL STOCK
Section 6.01 Form and Execution of Certificates. The shares of the corporation shall be represented by certificates, or shall be uncertificated. Certificates for the shares of stock, if any, shall be in such form as is consistent with the Certificate of Incorporation and applicable law. Every holder of stock represented by certificate in the corporation shall be entitled to have a certificate signed by or in the name of the corporation by the Chairman of the Board of Directors, or the President or any Vice President and by the Chief Financial Officer or the Secretary or Assistant Secretary, certifying the number of shares owned by him in the corporation. Any or all of the signatures on the certificate may be facsimiles. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.
Section 6.02 Lost Certificates. A new certificate or certificates shall be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. The corporation may require, as a condition precedent to the issuance of a new certificate or certificates, the owner of such lost, stolen, or destroyed certificate or certificates, or the owner’s legal representative, to agree to indemnify the corporation in such manner as it shall require or to give the corporation a surety bond in such form and amount as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.
Section 6.03 Transfers. Transfers of record of shares of stock of the corporation shall be made only upon its books by the holders thereof, in person or by attorney duly authorized, and, in the case of stock represented by certificate, upon the surrender of a properly endorsed certificate or certificates for a like number of shares.
ARTICLE VII GENERAL
Section 7.01 Fiscal Year. The fiscal year of the corporation shall be determined by the Board of Directors. If no such determination has been made, the fiscal year shall begin on January 1 and end on December 31.
Section 7.02 Emergency Bylaws. In the event of any emergency resulting from an attack on the United States, a nuclear disaster or another catastrophe as a result of which a quorum cannot be readily assembled and during the continuance of such emergency, the following Bylaw provisions shall be in effect, notwithstanding any other provisions of these Bylaws.
(a) A meeting of the Board of Directors or of any committee thereof may be called by any officer or director upon one hour’s notice to all persons entitled to notice whom, in the sole judgment of the notifier, it is feasible to notify;
(b) The director or directors in attendance at the meeting of the Board of Directors or of any committee thereof shall constitute a quorum; and
(c) These Bylaws may be amended or repealed, in whole or in part, by a majority vote of the directors attending any meeting of the Board of Directors, provided that such amendment or repeal shall only be effective for the duration of such emergency.

Section 7.03 Severability. If any provision of these Bylaws is illegal or unenforceable as such, such illegality or unenforceability shall not affect any other provision of these Bylaws and such other provisions shall continue in full force and effect.
ARTICLE VIII AMENDMENTS
Section 8.01 Amendment or Repeal by the Board of Directors or Stockholders. The Board of Directors ~~is expressly empowered to adopt, amend or repeal the Bylaws of the corporation. Subject to the limitations set forth in Section 3.09 of these Bylaws and provisions of the Certificate of Incorporation, the stockholders also~~ shall have the power ~~to adopt, amend or repeal the Bylaws of the corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the corporation required by the DGCL or by the Certificate of Incorporation, any amendment to~~at any time, and from time to time, to adopt, amend and repeal these Bylaws. Any amendment to, or repeal of, any provision of ~~these~~the Bylaws which has not previously received the approval of the Board of Directors shall require for adoption the affirmative vote of the holders of ~~at least a majority of the voting power of all of the then-~~not less than two-thirds of the outstanding ~~shares of the capital~~ stock of the ~~corporation~~Corporation entitled to vote ~~generally in the election of directors~~at a duly called and convened annual or special meeting of stockholders, voting together as a single class, ~~except that the affirmative vote of the holders of at least seventy-five percent (75%) of such voting power shall be required (i) to amend or repeal any of the provisions in Sections 3.04, 3.11, 4.02, 4.04, 4.06, or this Section 8.01 or (ii) to adopt any bylaw that is inconsistent with the provisions of any of the foregoing sections~~in addition to any other approval which is required by law, the Certificate of Incorporation, these Bylaws, or otherwise.
Section 8.02 Recording Amendments. The text of all amendments to these Bylaws shall be attached hereto, and a notation of the date of its adoption and a notation of whether it was adopted by the directors or the stockholders shall be made in Section 9.02 hereof.
ARTICLE IX ADOPTION OF BYLAWS AND RECORD OF AMENDMENTS THERETO
Section 9.01 Adoption and Effective Date. These Bylaws were first adopted and approved by the Board of Directors of the corporation ~~on June 11,~~as of July 31, 2008. These Bylaws shall take effect as of ~~June 12, 2008.~~the date provided for in the action or resolution of the Board of Directors approving these Bylaws.
Section 9.02 Amendments to Bylaws.

Section(s) Amended	Date Amended	Adopted By

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